Exhibit 21

                         Subsidiaries of the Registrant



         Parent
         ------

         FirstBank Corp.

                                        Percentage            Jurisdiction or
         Subsidiaries (1)               of Ownership      State of Incorporation
         ---------------                ------------      ----------------------
         Incorporation
         -------------
         FirstBank Northwest               100%                 Washington

         Tri-Star Financial Corporation    100%                 Idaho


         (1) These subsidiaries were acquired by the parent effective July 1, 1997. The operations of the Registrant's subsidiaries are included in the Registrant's consolidated financial statements.